Exhibit 10.1
RALLIANT CORPORATION
2025 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Ralliant Corporation 2025 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement, including the Restrictive Covenant Addendum attached hereto as Addendum B and any additional terms and conditions for the Participant's country set forth in the addendum attached hereto as Addendum C (the “Addendum C”) (collectively, the “Agreement”).
I.NOTICE OF GRANT
Name:
The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and the Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):
Date of Grant
Number of Restricted Stock Units
Vesting Schedule
Time-Based Vesting Criteria    The RSUs will vest pursuant to the Vesting Schedule noted above.
Performance Objective    Set forth on Addendum A (if applicable)

II.AGREEMENT
1.Grant of RSUs. Ralliant Corporation (the “Company”) hereby grants to the Participant named in this Notice of Grant (the “Participant”), an Award of Restricted Stock Units (“RSUs”) subject to the terms and conditions of the Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the Agreement, the terms and conditions of the Plan shall prevail.
2.Vesting.
    (a)    Vesting Schedule. Except as may otherwise be set forth in the Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless (i) the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”), and (ii) the Performance Objective applicable to such RSUs, if any, is satisfied on or prior to the Time-Based Vesting Date. Vesting shall be determined separately for each Tranche. The Performance Objective (if any) and Time-Based Vesting Criteria applicable to any Tranche are collectively referred to as “Vesting

Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSU awards. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment.
    (b)    Performance Objective. The Committee shall determine whether the Performance Objective applicable to an RSU, if any, has been met, and such determination shall be final and conclusive. Until the Committee has made such a determination, the Performance Objective (if any) may not be considered to have been satisfied. Notwithstanding any determination by the Committee that the Performance Objective (if any) has been attained with respect to a particular Tranche, such Tranche shall not be considered to have vested unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such Tranche.
    (c)    Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole share of Common Stock (“Share”) and issued to the Participant.
(d)    Addenda. The provisions of Addendum A (if any), Addendum B, and Addendum C are incorporated by reference herein and made a part of the Agreement, and to the extent any provision in Addendum A (if any), Addendum B, or Addendum C conflicts with any provision set forth elsewhere in the Agreement (including without limitation any provisions relating to Retirement), the provision set forth in Addendum A (if any), Addendum B, or Addendum C shall control.
3.Form and Timing of Payment; Conditions to Issuance of Shares.
(a)    Form and Timing of Payment. The Award of RSUs represents the right to receive a number of shares of Common Stock (“Shares”) equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and the Agreement, any Tranche that vests in accordance with Sections 2 and 4 will be paid to the Participant in whole Shares within 90 days of the Vesting Date for that Tranche. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate.

The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
4.Termination of Employment.
    (a)    General. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Disability, or Retirement), all RSUs that are unvested as of termination shall automatically terminate as of the date of termination and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the date of termination.
For purposes of the RSUs, the Participant’s employment or other active service-providing relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company or an Eligible Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include any contractual notice period, a period of “garden leave”, paid administrative leave or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any).
Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
    (b)    Death and Disability. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of the Participant’s death or Disability (as defined in the Plan), each unvested Tranche (and related Dividend Equivalent Rights) will immediately vest in full.
(c)    Retirement.
(i)     Upon termination of employment by reason of the Participant’s Retirement, unless contrary to applicable law, with respect to each Tranche that is unvested as of the Participant’s termination of employment, such Tranche will vest in full as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date. “Retirement” shall mean the Participant’s voluntary termination of employment at least six (6) months after the Date of Grant either (1) on or after attainment of age sixty-five (65) or (2) at a time when the Participant’s age is at least fifty-five (55) and the sum of the Participant’s age plus years of service with the Company or an Eligible Subsidiary is greater than or equal to seventy (70).

(ii)     Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable Retirement treatment that otherwise would apply to the RSUs pursuant to this Section 4(c) being deemed unlawful, then the Company will not apply the favorable Retirement treatment at the time of the Participant’s termination of service or employment and the RSUs will be treated as they would under the rules that otherwise would have applied if the Participant did not qualify for Retirement pursuant to this Section 4(c).
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct, the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(e)    Restrictive Covenants. In consideration of the grant of this award of RSUs, the Participant agrees to the restrictive covenants and associated remedies as set forth in Addendum B, attached hereto, which exist independently of and in addition to any obligation to which the Participant is subject under the terms of any other restrictive covenant, non-competition, non-solicitation, non-interference, non-disclosure or similar restriction with the Company or an Eligible Subsidiary. To the extent applicable, the Participant acknowledges that the Participant reviewed Addendum B, attached hereto, before accepting this Agreement and understands the restrictions that apply to the Participant.
        (f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.
5.Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and the Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
6.Amendment of RSUs or Plan.
(a)The Plan and the Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that he or she is not accepting the Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or any award in any respect at any time; provided, however, that modifications to the Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or the Agreement, the Company reserves the right to revise the Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award.

(b) The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs.
7.Responsibility for Taxes.
        (a)    Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the RSUs is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of the Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related Items in more than one jurisdiction.
        (b)    Prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and/or the Employer. In this regard, the Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant (with respect to the RSUs granted hereunder as well as any equity awards previously received by the Participant under any Company stock plan) by one or a combination of the following: (i) requiring the Participant to pay Tax Related Items in cash with a cashier’s check or certified check or by wire transfer of immediately available funds; (ii) withholding cash from the Participant’s wages or other compensation payable to the Participant by the Company and/or the Employer; (iii) arranging for the sale of Shares otherwise issuable to the Participant upon payment of the RSUs (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), including the sale of Shares prior to such scheduled payment date; (iv) withholding from the proceeds of the sale of Shares acquired upon payment on the RSUs; (v) withholding in Shares otherwise issuable to the Participant, provided that the Company withholds only the amount of Shares necessary to satisfy the statutory withholding amount (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) using the Fair Market Value of the Shares on the date of the relevant taxable event; or (vi) any method determined by the Committee to be in compliance with applicable laws.
Depending on the withholding method, the Company and/or Employer may withhold or account for Tax Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares, or if not refunded, the Participant may seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares is held back solely for purposes of paying the Tax Related Items.

The Participant agrees to pay to the Company or the Employer any amount of Tax Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver to the Participant any Shares or proceeds from the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Related Items.
    (c)    Code Section 409A. The intent of the parties is that payments and benefits under the Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have separated from service with the Company for purposes of the Agreement and no payment shall be due to the Participant under the Agreement on account of a separation from service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in the Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under the Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in the Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
For purposes of making a payment under the Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
8.Nature of Grant. In accepting the RSUs, the Participant acknowledges and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the RSUs are granted solely by the Company, and only the Company is a party to the Agreement; accordingly, any rights the Participant may have under the Agreement, including related to the RSUs, may be raised only against the Company and not any other Subsidiary (including, but not limited to, the Employer);
(c)no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to the Participant under this Agreement);
(d)the award of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs or other equity awards, even if RSUs have been awarded in the past;

(e)all decisions with respect to future equity awards, if any, will be at the sole discretion of the Company;
(f)the Participant’s participation in the Plan is voluntary;
(g)the award of RSUs and Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of Participant’s employment or service contract, if any;
(h)the award of RSUs and Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(i)the award of RSUs and Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(j)unless otherwise expressly agreed with the Company, the RSUs and Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;
(k)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(l)the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value;
(m)in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the award or from any diminution in value of the RSUs or Shares upon vesting of the RSUs resulting from (i) termination of the Participant’s employment or continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and/or (ii) application of any clawback or recovery policy as described in Section 25 of the Agreement;
(n)neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting;
(o) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares; and
(p)the Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

9.Rights as Shareholder; Dividends. The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in this Section 9 with respect to Dividend Equivalent Rights) and no voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such Shares. If on or after the Date of Grant and prior to the date the Shares underlying vested RSUs are issued to the Participant the Board declares a cash dividend on the shares of Company Common Stock, the Participant will be credited with dividend equivalents equal to (i) the per share cash dividend paid by the Company on its Common Stock on the dividend payment date established by the Committee, multiplied by (ii) the total number of RSUs subject to the Award that vest (a “Dividend Equivalent Right”); provided that any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 9 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the RSUs to which they relate and for the avoidance of doubt shall only vest and be paid if and when the RSUs to which such Dividend Equivalent Rights relate vest and the underlying shares are issued; and provided further that Dividend Equivalent Rights that vest and are paid shall be paid in cash.
10.No Employment Contract. Nothing in the Plan or the Agreement constitutes an employment contract between the Company and the Participant and the Agreement shall not confer upon the Participant any right to continuation of employment or service with the Company or any of its Subsidiaries, nor shall the Agreement interfere in any way with the Company’s or any of its Subsidiaries right to terminate the Participant’s employment or service at any time, with or without cause (subject to any employment agreement a Participant may otherwise have with the Company or a Subsidiary thereof and/or applicable law).
11.Board Authority. The Board and/or the Committee shall have the power to interpret the Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated. No member of the Board and/or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement.
12.Headings. The captions used in the Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.
13.Electronic Delivery.
(a)    If the Participant executes the Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that his or her execution of the Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of the Agreement in paper form. The Participant acknowledges that upon request of the Company he or she shall also provide an executed paper form of the Agreement.
(b)    If the Participant executes the Agreement in paper form, for the avoidance of doubt, the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes the Agreement multiple times (for example, if the Participant first executes the Agreement in electronic form and subsequently executes the Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of the Agreement are executed and in whatever medium, the Agreement only evidences a single award relating to the number of RSUs set forth in the Notice of Grant and (ii) the Agreement shall be effective as of the earliest execution of the Agreement by the parties, whether in paper form or electronically, and the subsequent execution of the Agreement in the same or a different medium shall in no way impair the binding legal effect of the Agreement as of the time of original execution.
(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing the Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
14.Data Privacy Notice and Consent.
(a) By accepting the RSUs, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in the Agreement by and among, as applicable, the Employer, the Company and its other Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.
(b) The Participant understands that the Company, the Employer and other Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, email address, date of birth, social security number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant's favor (“Data”), for the purpose of implementing, administering and managing the Plan.
(c) The Participant understands that Data will be transferred to Fidelity Stock Plan Services LLC, or such other stock plan service provider as may be selected by the Company in the future, which assist in the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient's country (e.g. the United States) may have different data privacy laws and protections than the Participant's country. The Participant understands that if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant's local human resources representative. The Participant authorizes the Company, Fidelity Stock Plan Services LLC and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the RSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. The Participant understands that if the Participant resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Participant's local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant's employment status with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant's consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
(d) Upon request of the Company or the Employer, the Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant's participation in the Plan in compliance with the data privacy laws in the Participant's country, either now or in the future.  The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
15.Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising with respect to the RSUs or hereunder, or the rights, duties or liabilities created hereby.
16.Agreement Severable. In the event that any provision of the Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.
17.Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern the Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, the Agreement or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, the Agreement or any award must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
18.Language.    The Participant acknowledges and represents that the Participant is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms of the Agreement and any other documentation related to the Plan. If the Participant has received the Plan, the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.

19.Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Participant or any other participant.
21.Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Company Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Company Shares, rights to the Shares (e.g., RSUs) or rights linked to the value of the Shares (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant's country. Local insider trading laws and regulations may prohibit the cancellation or amendment or orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult with his or her own personal legal and financial advisors on this matter.
22.Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant's country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant's ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant's country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant's country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant's participation in the Plan to the Participant's country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant's responsibility to be compliant with such regulations and the Participant should consult his or her personal legal advisor for any details.
23.Addendum C. Notwithstanding any provisions in the Agreement, the RSUs and any Shares subject to the RSUs shall be subject to any additional terms and conditions for the Participant's country of employment and country of residence, if different, as set forth in Addendum C. Moreover, if the Participant relocates to one of the countries including in Addendum C, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the RSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Addendum C constitutes part of the Agreement.
24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
25.Clawback. The RSUs granted pursuant to the Agreement are subject to the terms of the Ralliant Corporation Clawback Policy as it exists from time to time (a copy of which is available on the Company’s internal website) (the “Policy”) if and to the extent such Policy by its terms applies to the RSUs, and to the terms required by applicable laws, rules, regulations or stock exchange listing standards; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s RSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.
26.Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to the Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to the Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices.
27.Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing the Agreement and fully understands all provisions of the Agreement and the Plan; (c) accepts these RSUs subject to all of the terms and provisions thereof; (d) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2025 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of the Agreement), and consents and agrees that all options and restricted stock units, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of the Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (e) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	RALLIANT CORPORATION

Signature	Signature

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